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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K




                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported): March 2, 2001




                         MARTEK BIOSCIENCES CORPORATION
                         ------------------------------
                  (Exact name of registrant as specified in its
                                    charter)




             Delaware                   000-22354                  52-1399362
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   (State or other jurisdiction of      (Commission File        (I.R.S. Employer
   incorporation or organization)            Number)            Identification No.)




        6480 Dobbin Road               Columbia, Maryland               21045
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         (Address of principal executive offices)                       (Zip Code)
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       Registrant's telephone number, including area code: (410) 740-0081




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          (Former name or former address, if changed since last report)



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                         MARTEK BIOSCIENCES CORPORATION


ITEM 5.  OTHER EVENTS.

               On March 2, 2001, Martek Biosciences Corporation (the "Company") issued 1,279,237 shares of its common stock, $.10 par value per share (the
"Common Stock"), and warrants (the "Warrants") to purchase an additional 319,811 shares of common stock, for approximately $20 million in cash. The securities were issued to accredited investors in a private offering pursuant to Regulation
D of the Securities Act of 1933, as amended. Further information is contained in the Company's press release announcing the sale of the Common Stock and Warrants as well as the Common Stock and Warrant Purchase Agreement, both of which are filed as exhibits to this current Report on Form 8-K.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c) Exhibits.

         The following are filed as exhibits to this current report on Form 8-K:

         99.1  Press Release dated March 2, 2001
         99.2  Common Stock and Warrant Purchase Agreement dated February 28,
               2001 by and among Martek Biosciences Corporation and the purchasers listed in Schedule I thereto.
         99.3  Form of Common Stock Purchase Warrant, included as Exhibit A to
               Exhibit 99.2.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     MARTEK BIOSCIENCES
                                     CORPORATION


Date: March 8, 2001                 By:    /s/  Peter L. Buzy
                                        ---------------------------------
                                        Peter L. Buzy
                                        Chief Financial Officer


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                                INDEX TO EXHIBITS

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
EXHIBIT
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NUMBER
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
99.1      Press Release dated March 2, 2001
99.2      Common Stock and Warrant Purchase Agreement dated February 28, 2001 by and among Martek Biosciences Corporation and the purchasers listed in
          Schedule I thereto.
99.3      Form of Common Stock Purchase Warrant, included as Exhibit A to
          Exhibit 99.2.
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